Exhibit 99.1

FUQI International Receives Additional Noncompliance Notice from Nasdaq

SHENZHEN, China, August 20, 2010 -- FUQI International, Inc. (Nasdaq: FUQI) today announced receipt of an additional noncompliance notice from The Nasdaq Stock Market.

On August 17, 2010, the Company received, as expected, an additional notification letter from The Nasdaq Stock Market stating that the Company remains out of compliance with Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports, including the Company's Form 10-K for fiscal 2009 and Form 10-Q reports for the periods ended March 31, and June 30, 2010. As previously reported, on June 16, 2010, Nasdaq granted the Company an exception until September 28, 2010 to regain compliance with Nasdaq listing standards.  Accordingly, the Company has until September 28, 2010 to file its Form 10-K for the year ended December 31, 2009 and Form 10-Q reports for the periods ended March 31 and June 30, 2010.  As required by Nasdaq, the Company also intends to submit by September 1, 2010 an update to its original compliance plan.  The Nasdaq Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.
If the Company is unable to file the delinquent reports by September 28, 2010, Nasdaq will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal Nasdaq's determination, and during any such appeal, the Company's securities would continue to be listed on Nasdaq.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," "anticipates" or similar expressions. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions. Such risks and uncertainties include, but are not limited to, the Company's ability to file its Form 10-K and Form 10-Q reports, regain compliance and remain listed on Nasdaq; the completion and audit of the Company's financial statements for the year end 2009; the completion of the Company's review of accounting errors in the first three quarter of 2009; risks related to the restatement process and its impact on results of operations; the risk of possible changes in the scope and nature of, and the time required to complete the restatement process and the issuance of audit opinions on the Company's prior year financial statements; risks that the Company and/or its auditors may identify items that materially and adversely affect the Company's financial results; the Company's ability to remediate the significant deficiencies and/or material weakness(es) in its internal controls; risks that additional material weaknesses will be identified which may prolong the restatement process; the Company's inability to efficiently deploy resources to manage the restatement process or complete it on a timely basis; adverse capital and credit market conditions, the vulnerability of the Company's business to a general economic downturn in China; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov .